SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

This Second Amendment to Contribution Agreement (“Amendment”) is entered into effective as of December 20, 2012 by and among by and among INDIAN CREEK RV RESORT LLC, a Delaware limited liability company (“Indian Creek Contributor”), LAKE LAURIE RV RESORT LLC, a Delaware limited liability company (“Lake Laurie Contributor”), WAGON WHEEL MAINE LLC, a Delaware limited liability company (“Wagon Wheel Contributor”), and WILD ACRES LLC, a Delaware limited liability company (“Wild Acres Contributor,” together with Indian Creek Contributor, Lake Laurie Contributor and Wagon Wheel Contributor, each a “Contributor” and collectively the “Contributors”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”), and SUN INDIAN CREEK RV LLC, a Michigan limited liability company (“Indian Creek Purchaser”), SUN LAKE LAURIE RV LLC, a Michigan limited liability company (“Lake Laurie Purchaser”), SUN WAGON WHEEL RV LLC, a Michigan limited liability company (“Wagon Wheel Purchaser”), and SUN WILD ACRES RV LLC, a Michigan limited liability company (“Wild Acres Purchaser,” together with Indian Creek Purchaser, Lake Laurie Purchaser and Wagon Wheel Purchaser, each a “Purchaser” and collectively, the “Purchasers” and together with SCOLP, the “Sun Parties”).

RECITALS

A.    Contributors and Sun Parties are parties to that certain Contribution Agreement, dated December 9, 2012, as amended by that First Amendment to Contribution Agreement dated December 13, 2012 (the “Agreement”), that pertain to the contribution and purchase of certain recreational vehicle communities (each a “Project” and collectively, the “Projects”), all as more particularly described in the Agreement; and

B.    The parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

C.    All capitalized terms not otherwise defined herein shall be defined as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Exhibit AA to the Agreement is hereby deleted in its entirety and replaced with Exhibit AA attached hereto.

2.    Section 16.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“16.1    Subject to the provisions of Section 5.1 and satisfaction or waiver by SCOLP or Purchasers of the conditions set forth in Section 10.1 hereof, the closing ("Closing") of the transactions contemplated herein shall take place at the offices of Jaffe, Raitt, Heuer & Weiss, P.C., 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034 at 10:00 A.M., local time, on the later of (i) three (3) business days after satisfaction or waiver by SCOLP of the condition set forth in Section 10.1(i) herein, or (ii) January 2, 2013, but in no event later than June 30, 2013; provided, however, that if the condition set forth in Section 10.1(i) herein is not satisfied by June 30, 2013, the Purchasers shall have the right to extend such date in their sole and absolute discretion so long as the issues with respect to the ELS Matters has not been resolved in favor of ELS (the "Closing Date"); provided, however, unless the holder of the mortgage loans encumbering the Projects (the “Lender”) extends the Forbearance Expiration Date set forth in that certain Letter Agreement, dated June 25, 2012, by and among the Contributors, Lender and others, as such Forbearance Expiration Date relates to the Projects, SCOLP, or an affiliate of SCOLP, shall provide Contributors with a loan prior to December 28, 2012 upon the terms set forth on Exhibit AA attached hereto (the “DPO Loan”) for the purpose of paying the Indian Creek DPO Amount and Lake George DPO Amount set forth in the Letter Agreement, and the parties shall enter into all applicable loan documentation evidencing such DPO Loan and close such DPO Loan prior to December 28, 2012. In the event the Lender extends the Forbearance Expiration Date but the condition set forth in Section 10.1(i) herein is not satisfied at least seven (7) days prior to the extended Forbearance Expiration Date, SCOLP or an affiliate and the Contributors shall close the DPO Loan no later than five (5) days prior to the extended Forbearance Expiration Date.

The parties hereby agree that within three (3) days of the Effective Date, the Contributors and Principals shall commence litigation in the Monroe County, New York against ELS to declare the Competing LOI null and void and require termination of the ELS Title Memos.

In the event Closing does not occur on or before January 2, 2013, and provided the DPO Loan has been made, then each Contributor and an entity affiliated with SCOLP (“Manager”) shall enter into a management agreement for each Project (collectively, the “Management Agreements”), with a commencement date of January 2, 2013. The Management Agreements will provide for a six (6%) percent management fee on gross revenue and a term of ten (10) years. Manager shall have the right to require each Contributor to request Cap Ex Advances (as defined on Exhibit AA attached hereto) in order to perform any and all capital improvements deemed necessary by Manager. Manager shall have control over all operational aspects of the Projects. In the event that any Contributor breaches any representation or warranty under this Agreement as a direct result of Manager’s actions, such breach shall not constitute a default under this Agreement.”

3.    The second sentence of Section 4.1 is hereby deleted in its entirety and replaced with the following:
“At Closing, Contributors shall cause to be provided to Purchasers, at Contributor’s expense, owner’s policies of title insurance issued pursuant to the Commitments, in amounts as determined by Purchasers in their sole and absolute discretion, insuring the interest in the Projects without the "standard exceptions" and containing a zoning endorsement (if available) and such additional endorsements as SCOLP may reasonably request to the extent applicable and available (the “Title Policies”).”

4.    Except as set forth herein, the Agreement remains unmodified and in full force and effect.
5.    This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile. The section headings set forth in this Amendment are for convenience of reference only, and do not define, limit or construe the contents of such sections.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CONTRIBUTORS:

INDIAN CREEK RV RESORT LLC
By:    Indian Creek Camping, Inc., Sole Member

By:    /s/ Robert C. Morgan
Robert C. Morgan, President

LAKE LAURIE RV RESORT LLC
By:    Lake Laurie, Inc., Sole Member

By: /s/ Robert C. Morgan
Robert C. Morgan, President

WAGON WHEEL MAINE LLC
By:    Alpine Lake RV Resort, LLC, Sole Member

By:	Alpine Lake RV SPE, Inc., Managing Member

By:    /s/ Robert C. Morgan
Robert C. Morgan, President

WILD ACRES LLC
By:    Alpine Lake RV Resort, LLC, Sole Member

By:	Alpine Lake RV SPE, Inc., Managing Member

By: /s/ Robert C. Morgan
Robert C. Morgan, President

[Signature Page Continued]

[Signature Page to Amendment, dated December 20, 2012]

SCOLP:

SUN COMMUNITIES OPERATING LIMITED                             PARTNERSHIP, a Michigan limited partnership

By:    Sun Communities, Inc., General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

PURCHASERS:

SUN INDIAN CREEK RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN LAKE LAURIE RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

[Signature Page Continued]

[Signature Page to Amendment, dated December 20, 2012]

SUN WAGON WHEEL RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN WILD ACRES RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

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